Exhibit 99.01

INSPYR THERAPEUTICS

Inspyr Therapeutics Reports Financial Results and Business Update For Full Year 2020

●	Implements new corporate strategy to focus on precision therapeutics for the treatment of cancer

●	Strengthens pipeline by acquiring a proprietary portfolio of novel adenosine immuno-modulator compounds

●	Lead asset, RT-AR001, pre-IND filing is on track for the first half of 2021

●	Increased cash runway through mid-year 2022 by securing an aggregate of $1,250,000 of gross proceeds from an existing institutional investor in 2020 and 2021.

Westlake Village, CA, April 1, 2021 – Inspyr Therapeutics, Inc. (OTC: NXPX), a pharmaceutical company focused on the research and development of novel targeted precision therapeutics for the treatment of cancer, today reported its financial results and business update for the fourth quarter and full year 2020 ended December 31, 2020.

Business Highlights

●	In October 2020, we announced that the company would strengthen its strategic collaboration with Ridgeway Therapeutics by reacquiring its novel immune-oncology precision targeting platform for the treatment of cancer through the cancellation of our prior licensing agreement.

●	As of March 30, 2021, we have 24 issued patents in our intellectual property portfolio for 22 jurisdictions in potential future commercial markets including the United States, Europe, the United Kingdom, Asia, and other geographies.

●	The company is currently preparing an investigational new drug (IND) application, for its lead asset, RT-AR001, an adenosine A2B receptor antagonist. The company plans to provide an update on RT-AR001’s clinical development in the second half of 2021 after its pre-IND meeting with the U.S. Food and Drug Administration (FDA).

Financial Highlights

●	Cash and restricted cash was $0.4 million and $0.02 million at December 31, 2020 and 2019, respectively. As of December 31, 2020 and 2019, there was no cash over the federally insured limit.

●	Operating expenses was $2.5 million and $0.06 million at December 31, 2020 and 2019, respectively. The increase was mostly due to the $2.0 million associated with the licensing cost of the adenosine portfolio.

●	Research and development (R&D) expenses incurred were $0.02 million and $0.04 million for the years ended December 31, 2020 and 2019, respectively.

Financial Results for the Fourth Quarter and Full Year Ended December 31, 2020

INSPYR THERAPEUTICS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,
	2020	2019

ASSETS

Current assets:
Cash	$404	$4
Restricted cash	-	19
Total current assets	404	23

Total assets	$404	$23

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$2,261	$2,269
Accrued expenses	1,940	1,866
Convertible debentures, net of unamortized discount of $488 and $281	1,878	2,826
Derivative liability	6,828	1,785
Total current liabilities	12,907	8,746
Total liabilities	12,907	8,746

Commitments and contingencies (Note 8)	-	-

Stockholders’ deficit:
Convertible preferred stock, undesignated, par value $.0001 per share; 29,978,846 shares authorized, no shares issued and outstanding, respectively	-	-
Convertible preferred stock Series A, par value $.0001 per share; 1,854 shares authorized, 134 shares issued and outstanding, respectively	-	-
Convertible preferred stock Series B, par value $.0001 per share; 1,000 shares authorized, 71 shares issued and outstanding, respectively	-	-
Convertible preferred stock Series C, par value $.0001 per share; 300 shares authorized, 290 shares issued and outstanding, respectively	-	-
Convertible preferred stock Series D, par value $.0001 per share; 5,000 shares authorized, 5,000 and 5,000 shares issued and outstanding, respectively	-	-
Convertible preferred stock Series E, par value $.0001 per share; 5,000 shares authorized, 5,000 and no shares issued and outstanding, respectively	-	-
Convertible preferred stock Series F, par value $.0001 per share; 8,000 shares authorized, 8,000 and no shares issued and outstanding, respectively	-	-
Common stock, par value $.0001 per share; 1,000,000,000 shares authorized, 185,625,000 and 623,382 shares issued and outstanding, respectively	19	-
Additional paid-in capital	54,453	51,957
Accumulated deficit	(66,975)	(60,680)

Total stockholders’ deficit	(12,503)	(8,723)

Total liabilities and stockholders’ deficit	$404	$23

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INSPYR THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF LOSSES

(in thousands, except share and per share data)

	Years Ended December 31,
	2020	2019

Operating expenses:
Research and development	$18	$44
License termination cost	1,969	-
General and administrative	494	565
Total operating expenses	2,481	609

Loss from operations	(2,481)	(609)

Other income (expense):
Gain (loss) on change in fair value of derivative liability	(3,846)	327
Gain on conversion of debt	334	125
Interest (expense), net	(302)	(777)

Loss before provision for income taxes	(6,295)	(934)

Provision for income taxes	-	-

Net loss	(6,295)	(934)
Deemed dividend	(64)	(54)

Net loss attributable to common shareholders	$(6,359)	$(988)

Net loss per common share, basic and diluted	$(0.14)	$(4.22)

Weighted average shares outstanding	43,343,388	234,345

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INSPYR THERAPEUTICS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(in thousands, except share and per share data)

	Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2018	495	$-	114,508	$-	$51,479	$(59,746)	$(8,267)

Sale of preferred stock	5,000	-	-	-	5	-	5

Conversion of notes	-	-	508,874	-	473	-	473

Net loss	-	-	-	-	-	(934)	(934)

Balance, December 31, 2019	5,495	-	623,382	-	51,957	(60,680)	(8,723)

Sale of preferred stock	5,000	-	-	-	5	-	5

Issuance of preferred stock for license termination	8,000	-	-	-	-	-	-

Issuance of common stock for license termination	-	-	65,000,000	7	260	-	267

Conversion of notes	-	-	120,001,618	12	2,231	-	2,243

Net loss	-	-	-	-	-	(6,295)	(6,295)

Balance, December 31, 2020	18,495	$-	185,625,000	$19	$54,453	$(66,975)	$(12,503)

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INSPYR THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2020	2019

Cash flows from operating activities:
Net loss	$(6,295)	$(934)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	-	36
Common and preferred stock issued for license termination	1,944	-
(Gain) loss on change in fair value of derivative liability	3,846	(327)
Gain on conversion of debt	(334)	(125)
Amortization of debt discount	280	281
Finance cost	20	494
Increase in operating liabilities:
Accounts payable and accrued expenses	165	262
Cash used in operating activities	(374)	(313)

Cash flows from investing activities:
Cash provided by investing activities	-	-

Cash flows from financing activities:
Proceeds from convertible notes	750	-
Proceeds from sale of preferred stock	5	5
Cash provided by financing activities	755	5

Net increase (decrease) in cash and restricted cash	381	(308)
Cash and restricted cash, beginning of year	23	331

Cash and restricted cash, end of year	$404	$23

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About Inspyr Therapeutics, Inc.

Inspyr Therapeutics, Inc is a pharmaceutical company focused on the research and development of novel targeted precision therapeutics for the treatment of cancer. Our approach utilizes our proprietary delivery technology to better enhance immuno-modulation for improved therapeutic outcomes. Our potential first-in-class immune-oncology lead asset, RT-AR001, an adenosine A2 receptor antagonist, is differentiated by its intratumoral delivery of nano- or microparticle formulations that allows for better tumor infiltration. The adenosine A2 Receptor is one of many T-cell surface immune checkpoint proteins. Our patented portfolio of adenosine receptor antagonists provides flexibility to optimize treatment based on the specific adenosine targets found in each type of cancer.

Cautionary Statement Regarding Forward Looking Information:

This news release contains "forward-looking statements" made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "seek" or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Inspyr Therapeutic’s periodic reports filed with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2020, its Quarterly Reports on Form 10-Q as well as and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.

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